UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 10, 2009, Nova Biosource Fuels, Inc. (the “Company”) received a notice from NYSE Alternext US LLC, formerly known as the American Stock Exchange (the “Exchange”), indicating that the Company was not in compliance with Section 704 of the NYSE Alternext US LLC Company Guide, formerly the American Stock Exchange Company Guide (the “Company Guide”), in that it did not hold an annual meeting of its stockholders during 2008.  In order to maintain its Exchange listing, the Company must submit a plan of compliance by March 10, 2009 advising the Exchange of action it has taken, or will take, that would bring it into compliance with Section 704 of the Company Guide by August 11, 2009.  The Corporate Compliance Department of the Exchange will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards by August 11, 2009, in which case the plan will be accepted.  If the plan is accepted, the Company may be able to continue its listing during the plan period up to August 11, 2009, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.  If the Company does not submit a plan, if the Company submits a plan that is not accepted or if the plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the plan period or does not make progress consistent with the plan during the plan period, the Company may become subject to delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

During 2008 and early 2009, the Company has been focused on commissioning its flagship biodiesel refinery in Seneca, Illinois and obtaining the working capital necessary to operate the refinery at full capacity while reducing its general and administrative expenses.  The Company intends to submit a plan to the Exchange and hold an annual meeting of stockholders in the late April to May time frame to regain compliance with the Exchange’s listing standards.

This report contains forward-looking statements, including statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Readers are urged to carefully review and consider the various risk factors disclosed by the Company in its reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the period ended October 31, 2008, which describes the risks and other factors that may affect the Company’s business, financial condition, results of operations and cash flows, including the limited amount of available working capital, the volatile nature of the commodities and biodiesel markets and the risks to customer acceptance of biodiesel as a substitute for petroleum diesel. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual events may vary materially from those expected or projected in this report.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is the news release issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1                           News release dated February 12, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Jay Fillman
Jay Fillman
Chief Financial Officer

Date: February 12, 2009

EXHIBIT INDEX

99.1                           News release dated February 12, 2009.